Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 23rd day of February, 2024, by and among ATERIAN, INC., a Delaware corporation (“Aterian Holdco”), ATERIAN GROUP, INC., a Delaware corporation (“Aterian”), each of Aterian Holdco’s direct and indirect subsidiaries set forth on the signature pages hereto as Borrowers (each, a “Borrower”, and collectively “Borrowers”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, individually as a Lender and as Agent (in such capacity and together with its permitted successors and assigns, the “Agent”), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.    Agent, Lenders and Borrowers are parties to that certain Credit and Security Agreement, dated as of December 22, 2021 (as amended pursuant to that certain Amendment No. 1 to Credit and Security Agreement, dated as of October 21, 2022 and that certain Omnibus Joinder to Credit and Security Agreement and Amendment No. 1 to Pledge Agreement, dated as of December 13, 2022 and as further amended, modified, supplemented and restated from time to time, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B.    Borrowers have requested, and Agent and Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, to, among other things, amend certain provisions of the Original Credit Agreement in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders and Borrowers hereby agree as follows:

1.    Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.    Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 3 below, the Original Credit Agreement is hereby amended as follows, which amendments to the Original Credit Agreement are effective as of the first day after the end of the Interest Period during which this Agreement becomes effective in accordance with Section 3 below:

(a)    Section 1.1 of the Original Credit Agreement is hereby amended to add the following definitions in the proper alphabetical order therein:

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“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of EBITDA of such Acquired Entity or Business, as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “EBITDA”.

“Applicable Minimum EBITDA Amount” means, (a) for each Defined Period ending on a month end date specified in the table attached hereto as Schedule 1.1, the amount corresponding to such month end date and (b) for each applicable Defined Period ending after December 31, 2024, an Applicable Minimum EBITDA Amount determined by Agent in its reasonable discretion, in consultation with Borrower Representative, based on financial statements and projections delivered to Agent in accordance with Section 4.1 and satisfactory to Agent in its reasonable discretion, which Applicable Minimum EBITDA Amounts shall be notified to Borrower Representative by Agent in writing on or prior to February 15th of the year in which such Defined Period ends.

“Availability Reserve” means a reserve established by Agent, solely during any Availability Reserve Period, equal to $1,000,000.

“Availability Reserve Period” means the period (a) beginning on the earlier of: (i) any date of delivery of any Compliance Certificate evidencing EBITDA of less than the Applicable Minimum EBITDA Amount for the Defined Period to which such Compliance Certificate relates or (ii) the date of any Event of Default and (b) ending on: (i) the date of delivery of any Compliance Certificate evidencing EBITDA of greater than or equal to the Applicable Minimum EBITDA Amount for the Defined Period to which such Compliance Certificate relates or (ii) the date such Event of Default has been waived by the Agent in its sole discretion, as applicable.

“Defined Period” means, for purposes of calculating EBITDA (and any component thereof) for any given calendar month, the twelve (12) month period immediately preceding any such calendar month.

“Disposed EBITDA” means, with respect to any Disposed Entity or Business for any period, the amount of EBITDA of such Disposed Entity or Business for such period, all as determined on a consolidated basis for such Disposed Entity or Business.

“Disposed Entity or Business” has the meaning specified in the definition of the term “EBITDA”.

“EBITDA” means for the applicable Defined Period:

(a)    Net income (or loss) for the Defined Period of Borrowers and their Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrowers) in which Borrowers or any of their Subsidiaries has an ownership interest unless received by Borrower or their Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrowers or is merged into or consolidated with Borrowers; plus

(b)    any provision for (or minus any benefit from) income and franchise taxes deducted in the determination of net income for the Defined Period; plus

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(c)    interest expense, net of interest income, deducted in the determination of net income for the Defined Period; plus

(d)    amortization and depreciation deducted in the determination of net income for the Defined Period; plus

(e)    stock-based compensation expense for the Defined Period; plus

(f)    changes in fair-market value of earn-outs to be paid in cash during the Defined Period; plus

(g)    changes in fair-market value of earn-outs to be paid in shares of common stock of Aterian Holdco, par value $0.0001 per share (“Common Stock”) during the Defined Period; plus

(h)    profit and loss impacts from the issuance of common stock and/or warrants during the Defined Period; plus

(i)    changes in fair-market value of warrant liability during the Defined Period; plus

(j)    litigation settlements or reserves during the Defined Period; plus

(k)    impairment on goodwill and intangibles during the Defined Period; plus

(l)    gain from extinguishment of seller note during the Defined Period; plus

(m)    amortization of inventory step-up from acquisitions (included in cost of goods sold) during the Defined Period; plus

(n)    professional fees relating to acquisitions paid in cash during the Defined Period; plus

(o)    professional fees relating to acquisitions paid in Common Stock during the Defined Period; plus

(p)    restructuring expenses during the Defined Period; plus

(q)    reserve on barter credits during the Defined Period; plus

(r)    other expenses, net, during the Defined Period; plus

(s)    investment write-offs if investment made in Common Stock during the Defined Period;

; provided that (x) the calculation of the addbacks in clauses (e) through (s) above shall be made by Borrowers in good faith and in a manner consistent in all material respects with Aterian Holdco’s calculation of “adjusted EBITDA” for purposes of its most recently filed Form 10-Q or 10-K with the SEC and (y) the aggregate amounts added back pursuant to clauses (f), (j), (n), (p) and (r) shall not exceed $3,500,000 in any Defined Period.

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There shall be included in determining EBITDA for any period, without duplication, the Acquired EBITDA of any Person, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person acquired by the Credit Parties and their Consolidated Subsidiaries during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by such Credit Party or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such Acquisition).

There shall be excluded in determining EBITDA for any period, without duplication, the Disposed EBITDA of any Person, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person sold, transferred or otherwise disposed of by the Credit Parties and their Consolidated Subsidiaries during such period (each such Person, property, business or asset so sold or disposed, a “Disposed Entity or Business”), based on the actual Disposed EBITDA of such Disposed Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Second Amendment Effective Date” means February [__], 2024.”

(b)    The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended and restated in their entirety as follows:

“Additional Tranche” means an additional amount of Revolving Loan Commitment equal to $13,000,000.00 (it being acknowledged that multiple Additional Tranches are permitted pursuant to Section 2.1(c) in minimum amounts of $1,000,000 each for a total of up to $13,000,000.00).

“Borrowing Base” means the sum of:

(a)    the product of (i) eighty-five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts; plus

(b)    the lesser of (i) ninety percent (90%) multiplied by the Orderly Liquidation Value of the Eligible Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory and Eligible Slow-Moving Inventory), or (ii) sixty five percent (65%) multiplied by the value of the Eligible Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory and Eligible Slow-Moving Inventory), valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory; plus

(c)    the lesser of (i) eighty percent (80%) multiplied by the Orderly Liquidation Value of the Eligible Slow-Moving Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory), or (ii) sixty-five percent (65%) multiplied by the value of the Eligible Slow-Moving Inventory (excluding, for the avoidance of doubt, Eligible In-Transit Inventory), valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory; provided that the portion of the Borrowing Base attributable to Eligible Slow-Moving Inventory shall not exceed fifteen percent (15%) of the aggregate portion of the Borrowing Base attributable to Eligible Inventory, Eligible In-Transit Inventory and Eligible Slow-Moving Inventory at any time; plus

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(d)    the lesser of (i) eighty percent (80%) multiplied by the Orderly Liquidation Value of the Eligible In-Transit Inventory (excluding, for the avoidance of doubt, Eligible Slow-Moving Inventory), or (ii) sixty five percent (65%) multiplied by the value of the Eligible In-Transit Inventory (excluding, for the avoidance of doubt, Eligible Slow-Moving Inventory), valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory; provided that the portion of the Borrowing Base attributable to Eligible In-Transit Inventory shall not exceed thirty percent (30%) of the aggregate portion of the Borrowing Base attributable to Eligible Inventory, Eligible In-Transit Inventory and Eligible Slow-Moving Inventory at any time; minus

(e)    the amount of the Dilution Reserve, Rent Reserve, the Availability Reserve and any other reserves and/or adjustments provided for in this Agreement.

“Commitment Expiry Date” means December 22, 2026.

"Credit Party Liquidity" means, at any time, the sum of (a) Credit Party Unrestricted Cash plus (b) the Revolving Loan Availability; provided that solely for purposes of calculating the Minimum Liquidity Covenant as of any date of determination, Revolving Loan Availability shall be calculated without giving effect to any Availability Reserve in effect at such time.

“Minimum Balance” means, at any time before the Second Amendment Effective Date, $5,000,000, and at any time after the Second Amendment Effective Date, $2,500,000.

“Revolving Loan Commitment Amount” means, as to any Lender, the dollar amount set forth opposite such Lender’s name on the Commitment Annex under the column “Revolving Loan Commitment Amount” (if such Lender’s name is not so set forth thereon, then the dollar amount on the Commitment Annex for the Revolving Loan Commitment Amount for such Lender shall be deemed to be $0), as such amount may be adjusted from time to time by (a) any amounts assigned (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party, and (b) any Additional Tranche(s) activated by Borrowers. For the avoidance of doubt, the aggregate Revolving Loan Commitment Amount of all Lenders on the Second Amendment Effective Date is $17,000,000.00 and if the Additional Tranche is fully activated after the on the Second Amendment Effective Date by Borrowers pursuant to the terms of the Agreement such amount shall increase to $30,000,000.

(c)    Clause (i) of the definition of “Permitted Investments” in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Investments in any Restricted Foreign Subsidiary in any other Restricted Foreign Subsidiary;”

(d)    Clause (k) of the definition of “Permitted Investments” in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“(k)         other Investments of cash and cash equivalents in an amount not exceeding $250,000 in the aggregate.”

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(e)    Section 2.2(f) of the Original Credit Agreement is hereby amended and restated in its entirety with the following:

“Deferred Revolving Loan Origination Fee. If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by termination by Lenders or Agent following the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, in an amount equal to (i) if such fee is payable on or prior to December 22, 2024, $400,000, or (ii) if such fee is payable after December 22, 2024, an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount: one and one half of one percent (1.50%) during the period from December 23, 2024 through and including December 22, 2025 or (y) one percent (1.00%) thereafter. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.”

(f)    The second sentence of Section 4.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Each Borrower will, within thirty (30) days after the last day of each month, deliver to Agent with the monthly financial statements described in clause (a) above, a duly completed Compliance Certificate signed by a Responsible Officer setting forth monthly cash and cash equivalents held by Borrowers, Borrowers and their Consolidated Subsidiaries, a calculation of EBITDA (beginning with the Defined Period ending July 31, 2024) and calculations showing compliance with the financial covenants set forth in this Agreement.”

(g)    Section 4.11(e) of the Original Credit Agreement is hereby amended and restated in its entirety with the following:

“(e)         Borrower further agrees:

(i)         to ensure that the total amount of cash and cash equivalents held by Restricted Foreign Subsidiaries (other than Photo Paper Direct LTD) does not exceed $100,000, in the aggregate at any time; provided, however, that nothing in this Section 4.11(e) shall require a Restricted Foreign Subsidiary to make any distribution that would be prohibited by applicable Law; and

(ii)         to ensure that the total amount of cash and cash equivalents held by Photo Paper Direct LTD does not exceed $4,000,000, in the aggregate at any time; provided that, if at any time Credit Party Liquidity is less than $7,800,000, Borrower shall promptly (but in any case, within 60 calendar days) transfer all cash and cash equivalents owned by Photo Paper Direct LTD in excess of $2,000,000 to a Deposit Account held in the name of a Borrower with a bank or financial institution located in the United States and subject to a Deposit Account Control Agreement.”

(h)    Section 6.1 of the Original Credit Agreement is hereby amended and restated in its entirety with the following:

“Section 6.1         Minimum Credit Party Liquidity. Commencing on the Closing Date and at all times thereafter prior to Agent's receipt of a Minimum Availability Covenant Election Notice, Borrowers shall not permit the Credit Party Liquidity at any time to be less than $6,800,000 (the covenant set forth in this Section 6.1, the “Minimum Liquidity Covenant”).”

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(i)    Section 6.2 of the Original Credit Agreement is hereby amended and restated in its entirety with the following:

“Section 6.2         Minimum Availability. Commencing on the date of Agent's receipt of a Minimum Availability Covenant Election Notice and at all times thereafter, Borrowers shall not permit Revolving Loan Availability at any time to be less than $5,000,000 (the covenant set forth in this Section 6.2, the “Minimum Availability Covenant”).”

(j)    Annex A of the Original Credit Agreement is hereby replaced in its entirety with Annex A attached hereto.

(k)    Exhibit A (Compliance Certificate) to the Original Credit Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

(l)    The Schedules to the Original Credit Agreement are hereby amended by adding Schedule 1.1 attached hereto in appropriate order thereto.

3.    Conditions to Effectiveness. This Agreement shall become effective as of the date on which the following condition has been satisfied, as determined by Agent in its sole discretion:

(a)    each Borrower shall have delivered to Agent this Agreement, executed by an authorized officer of such Borrower;

(b)    Agent shall have received an updated Perfection Certificate, with respect to each Borrower, duly executed by an authorized officer of each Borrower;

(c)    Agent shall have received, current UCC, tax, judgment and bankruptcy searches in respect of each Borrower, with results reasonably acceptable to Agent;

(d)    Agent shall have received a duly executed legal opinion of counsel to the Borrowers, addressed to Agent and Lenders, addressing such customary matters as Agent may reasonably request;

(e)    Agent shall have received a certificate from an officer (or another authorized person) of each Borrower certifying as to (i) the names and signatures of each officer or authorized signatories of such Borrower authorized to execute and deliver this Agreement and all documents executed in connection therewith, (ii) the Organizational Documents (as defined in the Credit Agreement) of such Borrower attached to such certificate are complete and correct copies of such Organizational Documents as in effect on the date of such certification, (iii) the resolutions of such Borrower’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection therewith, and (iv) certificates attesting to the good standing of such Borrower in each applicable jurisdiction, together with, if applicable, related tax certificates;

(f)    Agent shall have received an updated Borrowing Base Certificate;

(g)    all representations and warranties of the Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

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(h)    immediately prior to and after giving effect to this Agreement, no Default or Event of Default exists under any of the Financing Documents.

4.    Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5.    Costs and Fees.

(a)    Borrowers agree to pay to the Agent an amendment fee in an amount equal to $85,000 (the “Amendment Fee”). The Amendment Fee shall be due and payable on the Second Amendment Effective Date and once paid, shall be non-refundable.

(b)    Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

6.    No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Original Credit Agreement, the other Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

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7.    Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

8.    No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.    Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (other than to such Borrower’s current and prospective direct and indirect financing sources, acquirors and holders of Debt of Credit Parties and the Credit Parties’ direct and indirect equityholders, and its and their respective attorneys, advisors, directors, managers and officers on a need-to-know basis, as otherwise may be required by law or in connection with the resolution of a dispute brought hereunder involving a Credit Party and any of Agent, any Lender, any Participant or in connection with any public or regulatory filing requirement relating to the Financing Documents) without Agent’s prior written consent. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower, any Lender or the Agent.

10.    Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

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11.    Miscellaneous.

(a)    Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)    GOVERNING LAW. THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c)    Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d)    Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f)    Entire Agreement.The Credit Agreement, as amended hereby, and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)    Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem Name: Maurice Amsellem Title: Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem Name: Maurice Amsellem Title: Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Aterian / Amendment No. 2 to Credit Agreement

BORROWERS:

ATERIAN, INC.

ATERIAN GROUP, INC.

AUSSIE HEALTH CO, LLC

TRUWEO, LLC

XTAVA LLC

SUNLABZ LLC

RIF6 LLC

VREMI LLC

HOMELABS LLC

VIDAZEN LLC

URBAN SOURCE LLC

ZEPHYR BEAUTY LLC

DISCOCART LLC

VUETI LLC

PUNCHED LLC

SWEETHOMEDEALZ LLC

KITCHENVOX LLC

HOLONIX LLC

KINETIC WAVE LLC

3GIRLSFROMNY LLC

CHICALLEY LLC

BOXWHALE, LLC

SPIRALIZER, LLC

COMMERCE PLANET, LLC

MUELLER AUSTRIA, LLC

KNDIRECT, LLC

POHL & SCHMITT, LLC

PURSTEAM, LLC

MAISON CONTEMPO, LLC

PRODUCTS FOR CHANGE, LLC

KITCHEN PRODUCTS, LLC

RENCARE, LLC

CHROMATIC JAMMER, LLC

TRUCOM, LLC

POSTURE PRODUCTS, LLC

FINEST SCREEN (REMEDY) LLC

FIRST HOUR COMMERCE (REMEDY) LLC

HEALING SOLUTIONS (REMEDY) LLC

MODEL TRADING COMPANY (REMEDY) LLC

CHOICE PRODUCT SELECTION (REMEDY), LLC

SARI FOODS, LLC

SQUATTY POTTY USA, LLC

PHOTO PAPER DIRECT LLC

STEP AND GO LLC

By:     /s/Arturo Rodriguez
Name: Arturo Rodriguez

Title: Co-Chief Executive Officer

MidCap / Aterian / Amendment No. 2 to Credit Agreement

BORROWER:	DEALMOJO, LLC

By: /s/Arturo Rodriguez Name: Arturo Rodriguez Title: Co-Chief Executive Officer

MidCap / Aterian / Amendment No. 2 to Credit Agreement